Annex A

DIRECTORS AND EXECUTIVE OFFICERS OF THE REPORTING PERSONS

Set forth below is the name and current principal occupation or employment of each director and executive officer, as applicable, of TotalEnergies SE, TotalEnergies Gestion USA SARL, TotalEnergies Holdings USA Inc., TotalEnergies Delaware Inc., TotalEnergies Renewables USA LLC. The business address of each of the directors and executive officers of TotalEnergies SE and TotalEnergies Gestion USA SARL is 2, place Jean Millier, La Défense 6, 92400 Courbevoie, France. The business address of each of the other individuals listed below is 1201 Louisiana St. Suite 1800, Houston, TX 77002

TOTALENERGIES SE

Name	Occupation	Citizenship
Patrick Pouyanné	Chairman and Chief Executive Officer	French
Aurélien Hamelle	President, Strategy & Sustainability	French
Helle Kristoffersen	President, Asia	French and Danish
Stéphane Michel	President, Gas, Renewables & Power	French
Bernard Pinatel	President, Downstream and President, Marketing & Services	French
Vincent Stoquart	President, Refining & Chemicals	Belgian
Jean-Pierre Sbraire	Chief Financial Officer	French
Namita Shah	President, OneTech	French
Nicolas Terraz	President, Exploration & Production	French
Catherine Remy	President, People & Social Engagement	French
Jacques Aschenbroich	Lead Independent Director	French
Marie-Christine Coisne-Roquette	Director	French
Lise Croteau	Director	Canadian
Marie-Ange Debon	Director	French
Valérie Della Puppa-Tibi	Director representing employee shareholders	French
Romain Garcia-Ivaldi	Director representing employees	French
Glenn Hubbard	Director	American
Anelise Lara	Director	Brazilian
Helen Lee Bouygues	Director	American and French
Laurent Mignon	Director	French
Dirk Paskert	Director	German
Angel Pobo	Director representing employees	French

TOTALENERGIES GESTION USA SARL

Agathe Rozenbaum-Rameix	General Manager	French

TOTALENERGIES HOLDINGS USA INC.

Francois Good	Director, Chief Executive Officer & President	French
Alexander Adotevi	Director and Chief Financial Officer	German
Erin Dyer	Director, Vice President, General Counsel and Secretary	Australian
Kwajo Sarfoh	Vice President, Tax	American
Agathe Rozenbaum-Rameix	Director	French
Esmeralda Fernandez	Treasurer	American
Tiffany Goodwin	Assistant Secretary	American
Ha C. Yi	Assistant Secretary	American

TOTALENERGIES DELAWARE INC.

Francois Good	Director and President	French
Alexander Adotevi	Director and Vice President	German
Erin Dyer	Director	Australian
Kwajo Sarfoh	Vice President	American
Esmeralda Fernandez	Treasurer	American
Ha C. Yi	Secretary	American

TOTALENERGIES RENEWABLES USA LLC

Olivier Jouny	Manager	French
Marc-Antoine Pignon	Manager and Chief Executive Officer	French
Alexander Adotevi	Manager	German
Christopher Gillies	Chief Financial Officer	Australian
Ali Mirza	Vice President, Structured Finance	American
Kwajo Sarfoh	Vice President, Tax	American
Jeffrey Newcombe	Vice President, Technical	American
Frederic Potts	Vice President, Distributed Generation	American
Brad Harmon	Vice President, Asset Management & O&M	American
Greg Nelson	Vice President, Project Development	American
Paige Goodwin	Vice President, TTE Participations	American
Stephanie Minshull	Vice President, Business Development & Strategy	American
Esmeralda Fernandez	Treasurer	American
Ha C. Yi	Secretary	American
Simon Hayes	Assistant Secretary	British